SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2019

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting of Stockholders on January 25, 2019.

(b) Set forth below are the voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting:

Proposal No. 1: The stockholders voted for the election of the following directors to serve on the Board of Directors until the next Annual Meeting of Stockholders or until their successors are elected and qualified (or any such director’s earlier death, resignation or removal):

	Votes For	Votes Against	Abstentions	Broker Non-Votes
José E. Almeida	717,197,561	5,823,420	1,271,287	124,141,778
Janice M. Babiak	714,892,875	8,238,083	1,161,310	124,141,778
David J. Brailer	715,248,987	7,796,307	1,246,974	124,141,778
William C. Foote	698,173,053	24,850,701	1,268,514	124,141,778
Ginger L. Graham	715,293,545	7,783,109	1,215,614	124,141,778
John A. Lederer	718,109,699	4,946,513	1,236,056	124,141,778
Dominic P. Murphy	719,341,350	3,653,439	1,297,479	124,141,778
Stefano Pessina	717,089,869	5,984,687	1,217,712	124,141,778
Leonard D. Schaeffer	717,728,572	5,307,421	1,256,275	124,141,778
Nancy M. Schlichting	711,136,340	11,978,099	1,177,829	124,141,778
James A. Skinner	714,823,929	8,200,141	1,268,198	124,141,778

Proposal No. 2: The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2019 was approved. There were 777,599,697 votes for, 68,934,822 votes against, and 1,899,527 abstentions.

Proposal No. 3: The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved. There were 651,776,192 votes for, 43,098,067 votes against, and 29,418,009 abstentions. There were 124,141,778 broker non-votes on this proposal.

Proposal No. 4: The proposal regarding approval of the amendment and restatement of the Walgreens Boots Alliance, Inc. Employee Stock Purchase Plan was approved. There were 717,710,392 votes for, 4,578,576 votes against, and 2,003,300 abstentions. There were 124,141,778 broker non-votes on this proposal.

Proposal No. 5: The stockholder proposal requesting an independent Board Chairman was not approved. There were 274,382,050 votes for, 447,047,827 votes against, and 2,862,391 abstentions. There were 124,141,778 broker non-votes on this proposal.

Proposal No. 6: The stockholder proposal regarding the use of GAAP financial metrics for purposes of determining senior executive compensation was not approved. There were 36,087,277 votes for, 684,421,018 votes against, and 3,783,973 abstentions. There were 124,141,778 broker non-votes on this proposal.

Proposal No. 7: The stockholder proposal Stockholder proposal requesting report on governance measures related to opioids was approved. There were 427,983,034 votes for, 279,029,141 votes against, and 17,280,093 abstentions. There were 124,141,778 broker non-votes on this proposal.

Proposal No. 8: The stockholder proposal regarding the ownership threshold for calling special meetings of stockholders was not approved. There were 275,240,236 votes for, 445,667,942 votes against, and 3,384,090 abstentions. There were 124,141,778 broker non-votes on this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: January 29, 2019	By:	/s/ Joseph B. Amsbary, Jr.
	Title:	Vice President, Corporate Secretary